UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2016

DIAMOND FOODS, LLC (successor in interest to Diamond Foods, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (415) 445-7444

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 29, 2016, (the “Closing Date), pursuant to the Agreement and Plan of Merger and Reorganization, dated October 27, 2015, (the “Merger Agreement”), by and among Diamond Foods, Inc., a Delaware corporation (“Diamond” or “Company”), Snyder’s-Lance, Inc., a North Carolina corporation (“Snyder’s-Lance” or “Parent”), Shark Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”) and Shark Acquisition Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub II”), Merger Sub I merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Parent and then such surviving entity merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of the common stock of the Company, par value $0.001 per share (the “Company Common Stock”), was converted into the right to receive (a) an amount of cash equal to $12.50 and (b) 0.775 shares of the common stock, par value $0.83-1/3 per share, of Parent (the “Parent Common Stock”), with cash paid in lieu of fractional shares. Generally, outstanding Company stock options and other equity awards (other than those held by non-employee directors) were assumed by the Parent, and became options to purchase, or an award for, a number of shares of the Parent Common Stock determined by multiplying the number of shares of Diamond Common Stock that were subject to such option or award by 1.13575 and rounding the resulting number down to the nearest whole number, with the per-share exercise price of the option determined by dividing the per-share exercise price of the option immediately before the First Merger by 1.13575 and rounding the resulting exercise price up to the nearest whole cent, provided, however, that the resulting option or equity award remains subject to the same vesting schedule or conditions and, for options, the same restrictions on exercisability as would have applied if not for the merger.

The description of the Merger Agreement and the related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2015 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Asset-Based Credit Agreement. Concurrently with the consummation of the Merger, the Company repaid in full all amounts outstanding pursuant to, and terminated, the asset-based Credit Agreement, dated as of February 19, 2014, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, Syndication Agent, Sole Lead Arranger and Sole Bookrunner, SunTrust Bank as Documentation Agent, and the other Lenders party thereto.

Term-Based Credit Agreement. Concurrently with the consummation of the Merger, the Company repaid in full all amounts outstanding pursuant to, and terminated, the term-based Credit Agreement, dated as of February 19, 2014, among the Company, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Barclays Bank PLC, BMO Capital Markets and Suntrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, N.A. Barclays Bank PLC, Bank of Montreal and Suntrust Bank as Co-Documentation Agents, and the other Lenders party thereto.

Satisfaction and Discharge of Indenture. All $230 million outstanding aggregate principal amount of 7% Senior Notes due 2019 (the “Existing Senior Notes”) will be redeemed on March 4, 2016 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 100.0% of the principal amount thereof, plus the Applicable Premium (as calculated pursuant to the Indenture, dated February 19, 2014, between Diamond Foods, Inc., the Guarantors and U.S. Bank National Association) and accrued and unpaid interest on the Existing Senior Notes to, but excluding, the Redemption Date.

On February 29, 2016, the Company caused the aggregate Redemption Price required to redeem all of the Existing Senior Notes with Computershare Trust Company, N.A., as trustee (the “Trustee”) for the Existing Senior Notes to be irrevocably deposited, and irrevocably instructed the Trustee to apply such amount to the redemption in full of the Existing Senior Notes on the Redemption Date. In that connection, the Trustee executed an Acknowledgment of Satisfaction and Discharge to acknowledge that the Indenture, dated as of February 19, 2014, among the Company, the subsidiary guarantors party thereto and the Trustee, relating to the Existing Senior Notes, was satisfied and discharged on February 29, 2016.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the First Merger, the Company Common Stock was removed from trading on the NASDAQ Global Select Market on February 29, 2016. Accordingly, on February 29, 2016, the Company requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file a Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock and the preferred stock of the Company. Once such measures become effective, the Company will no longer be required to prepare and file, and will cease to file periodic reports with, the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.02, 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Upon the effective time of the First Merger, each holder of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the First Merger ceased to have any rights as a stockholder of the Company (other than the right, in respect of each share of Company Common Stock (other than any Dissenting Shares, as such term is used in the Merger Agreement) to receive the merger consideration).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the First Merger, a change in control of the Company occurred, and the Company became an indirect, wholly-owned subsidiary of Parent.

The total amount of funds used by Parent to complete the First Merger, the Second Merger and the related transactions and pay related fees and expenses was approximately $1.92 billion, which was funded through a combination of equity and cash contributions by the Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices), all of the directors of the Company ceased to be directors of the Company effective as of the effective time of the First Merger. In accordance with the terms of the Merger Agreement, at the effective time of the First Merger, Carl E. Lee and Rick D. Puckett, the directors of Merger Sub I, became the directors of the Company.

With the exception of Raymond Silcock, the Chief Financial Officer of the Company immediately prior to the consummation of the First Merger, who shall continue as a non-officer employee after the First Merger, the incumbent officers of the Company immediately prior to the effective time of the Merger ceased to be employees of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the First Merger, the certificate of incorporation of the Company in effect as of immediately prior to the effective time of the First Merger was amended and restated, and the bylaws of Merger Sub I, as in effect as of immediately prior to the effective time of the First Merger, became the by-laws of the Company, in each case in accordance with the terms of the Merger Agreement. Copies of the amended and restated certificate of incorporation and the by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Diamond Foods, Inc.

3.2	Amended and Restated By-laws of Diamond Foods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Foods, LLC
(successor in interest to Diamond Foods, Inc.)

Date: February 29, 2016

By: /s/ Rick D. Puckett

Rick D. Puckett

Executive Vice President and Chief Financial Officer